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                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [ ]
          Filed by a Party other than the Registrant [X]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [ ]  Definitive Proxy Statement
          [X]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                            WALLACE COMPUTER SERVICES, INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

                                GUY P. WYSER-PRATTE
          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [X]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

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DRAFT -- NOT FOR RELEASE

CONTACT:
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:

                 'THE PROXY MONITOR' SUPPORTS ALL WYSER-PRATTE
                      INITIATIVES IN WALLACE PROXY CONTEST
        Recommends Across the Board Support for Nominees and Proposals;
       Second Endorsement this Week from Independent Proxy Advisory Firm

NEW YORK, NY, November 1, 1996 -- Wyser-Pratte and Co., Inc. announced today that it has received the endorsement of another independent proxy advisory firm in its proxy contest against Wallace Computer Services, Inc. (NYSE: WCS).

The Proxy Monitor (TPM), based In New York City, published a report on October 31 recommending that Wallace shareholders support the three Wyser-Pratte director-nominees and both the Tender Offer By-law proposal and the Business Combination Statute proposal.

The Proxy Monitor's recommendation followed just two days after a recommendation by Institutional Shareholder Services, Inc. that Wallace holders support the Tender Offer By-law proposal.

TPM's report stated, 'we believe the Wallace board stands in need of more individuals not only mindful of who owns the company, but also aware of the fiduciary role played by corporate directors . . . TPM advises seating Mr. Wyser-Pratte and his fellow nominees.'

Sharply criticizing Wallace's corporate governance arrangements, TPM's report says that in addition to a poison pill, 'the Wallace charter fairly bristles with shark repellants -- provision for a classified board, supermajority rules, bars to stockholder action via written consent, et al. As a practical matter, moreover, the folks still running the Wallace show have not proved themselves worthy of unconditional trust.'

In discussing the Tender Offer By-law proposal, the report says, 'there's much to be said for the Wyser-Pratte resolution. Among other favorable outcomes, it would afford a practical way around purchase rights plans of the sort that scotched the potentially lucrative [Moore Corporation Ltd.] deal.

                                     -more-

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Wyser-Pratte & Co., Inc.
November 1, 1996
Page Two

Guy Wyser-Pratte, President of Wyser-Pratte & Co., Inc. commented, 'Receiving such strong support from two different, independent advisory firms, performing their own separate analyses, is a clear indication of just how compelling our proposals are for those seeking to equalize the balance of power between the Board and the shareholders.'

'We think,' Mr. Wyser-Pratte continued, 'that both the ISS and TIM reports speak for themselves and we hope that all Wallace shareholders will take the time before casting their votes to become aware of the reasoning which supports their conclusions to vote for the Wyser-Pratte initiatives.'